UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934 (Amendment No. __)

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COLOMBIA ENERGY RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

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COLOMBIA ENERGY RESOURCES, INC.

One Embarcadero Center

Suite 500

San Francisco, CA 94111

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 8, 2012

April 11, 2012

Dear Stockholders:

The 2012 Annual Meeting of Stockholders of Colombia Energy Resources, Inc. (the “Company”) will be held at The Club at Mediterra, 15735 Corso Mediterra Circle, Naples, Florida, at 10:00 a.m., local time, on Tuesday, May 8, 2012, for the following purposes:

1.	The election of seven directors to serve on the Company’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	The ratification of the appointment of Burr Pilger Mayer, Inc. to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012; and
3.	Such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The close of business on April 9, 2012 has been fixed by our board of directors as the record date for determining the holders of our common and preferred voting stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to five votes per share. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours at the principal office of the Company, One Embarcadero Center, Suite 500, San Francisco, California, or at the home of our Chief Executive Officer, Ronald G. Stovash, at 16496 Felicita Court, Naples, Florida.

We are not soliciting proxies for this annual meeting. However, all stockholders are welcome to attend the meeting and vote in person.

By Order of the Board of Directors,

/s/ Daniel F. Carlson
Daniel F. Carlson
Secretary

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COLOMBIA ENERGY RESOURCES, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 8, 2012

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the Company’s 2012 annual meeting of stockholders to be held at The Club at Mediterra, 15735 Corso Mediterra Circle, Naples, FL 34110, at 10:00 a.m., local time, on Tuesday, May 8, 2012, and at any adjournments or postponements thereof. The approximate date that this Information Statement, the preceding Notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are first being made available to stockholders is April 18, 2012. We are making this Information Statement available to our stockholders for use at the annual meeting. You should review this Information Statement in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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TABLE OF CONTENTS

GENERAL INFORMATION	5
PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS	7
EXECUTIVE COMPENSATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
EQUITY COMPENSATION PLAN INFORMATION	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
REPORT OF THE AUDIT COMMITTEE	27
SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID	27
ANNUAL REPORT	28
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF CERX STOCKHOLDERS	28
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	28
SHAREHOLDERS SHARING AN ADDRESS	29
OTHER MATTERS	29
WHERE YOU CAN FIND MORE INFORMATION	29

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GENERAL INFORMATION

Meeting Information

The annual meeting of stockholders of Colombia Energy Resources, Inc. (“CERX,” the “Company,” “we,” “our” or “us”) will be held at The Club at Mediterra, 15735 Corso Mediterra Circle, Naples, FL 34110, beginning at 10:00 a.m., local time, on May 8, 2012.

Who May Vote

You are entitled to vote in person at the annual meeting if you owned shares of our common stock or our Series A Preferred Stock as of the close of business (5:00 p.m.) on April 9, 2012, the record date of the annual meeting (“Record Date”). On the Record Date, 23,807,776 shares of our common stock were issued and outstanding and held by 152 holders of record. Also on the Record Date, 2,900,500 shares of our Series A Preferred Stock were issued and outstanding and held by 26 holders of record. Holders on the Record Date of our common stock or our Series A Preferred Stock which are (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, are entitled to one vote per share at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

How To Vote

Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in your place. If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee, in order to vote in person at the meeting.

Voting Rights

The holders of outstanding shares of our common stock and our Series A Preferred Stock will vote as a single class, with the outstanding shares of Series A Preferred Stock voting on an as-converted basis. Each share of common stock will entitle the holder to one vote per share and each share of Series A Preferred Stock will entitle the holder to five votes per share at the current rate of conversion. On the Record Date we had outstanding 23,807,776 shares of common stock for 23,807,776 votes and 2,900,500 shares of Series A Preferred Stock for 14,502,500 votes, which would permit an aggregate of 38,310,276 votes at the annual meeting.

Quorum

The presence at the annual meeting of the holders of at least one-third of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, outstanding on the record date will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum. A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from voting those shares in person on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal.

Votes Needed

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the seven director nominees. You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees. A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

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Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a plurality of the votes cast at the annual meeting is required to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012. A properly executed ballot marked “abstain” with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against this proposal.

As of the Record Date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 12,806,944 shares of our common stock (including 40,000 shares underlying our Series A Preferred Stock, which series of preferred stock votes on an as-converted basis into common stock with the holders of our common stock as a single class for the proposals), which represented approximately 33.95% of the sum of (i) the 23,807,776 shares of our common stock outstanding on that date and (ii) 14,502,500 shares of our common stock underlying all of the outstanding Series A Preferred Stock on an as-converted basis into common stock on that date. All of these persons have indicated they and their affiliates will vote their shares in favor of the seven director nominees and the other proposal.

Appraisal Rights

Under Delaware law, our stockholders would not be entitled to rights of dissent and appraisal with respect to the proposed items to be voted upon.

Other Matters

The board of directors does not know of any other matter that will be presented for your consideration at the meeting other than the two proposals described herein.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the annual meeting, seven nominees will be elected as directors. Our board of directors currently consists of seven members, all of whom are standing for re-election at the annual meeting. The directors elected at the annual meeting will serve for a term of one year and until their respective successors are duly elected and qualified.

Our board of directors, based on the recommendation of the Nominating and Governance Committee, has nominated each of Barry G. Markowitz, Edward P. Mooney, James J. Wolff, William C. Gibbs, Daniel F. Carlson, Ronald G. Stovash, and Peter B. Lilly to stand for re-election at the annual meeting.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, individually and taken as a whole, the Nominating and Governance Committee and the board of directors focus on the information as summarized in each of the directors’ individual biographies set forth on pages 8 through 12 in this Information Statement. The board selected Mr. Stovash to serve as a director because of his 40-years of experience in the coal industry as a senior industry executive with experience in operations, engineering, marketing, transportation and corporate administration. The board selected Mr. Markowitz to serve as a director because of his experience in project management which he obtained from Bechtel and DTE Energy Services, where he served as company President. The board selected Mr. Mooney to serve as a director because as founder of the company he is familiar with the collective purposes and goals of the Company. The board selected Mr. Carlson to serve as a director because as a founder and original CFO of the Company, he was instrumental in building the corporate infrastructure and staffing of the Company. The board selected Mr. Gibbs to serve as a director because of his legal background, in particular his work with the Securities and Exchange Commission. The board selected Mr. Wolff to serve as a director because of his knowledge of the coal industry and financial accounting which is evidenced by his current role as CFO of Bowie Resources. The board selected Mr. Lilly to serve as a director because of his over 30 years of experience in the coal industry where he served in numerous upper management positions.

These director nominees will be voted upon by the holders of our common stock and the holders of our Series A Preferred Stock (on an as-converted basis), all voting together as a single class, at the annual meeting.

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In the Securities Purchase Agreement dated June 1, 2011, one of the investors, Steelhead Partners LLC, was given the right to designate one individual to serve on the board of directors so long as that investor beneficially owns at least 15% of our outstanding common stock on an as-converted basis. All of the other investors in the Securities Purchase Agreement agreed to vote their shares of capital stock in favor of any such designee. There is presently no board representative of Steelhead Partners serving on the board of directors and Steelhead Partners has advised us that it does not intend to elect a designee at the annual meeting to serve as its representative on the board at this time.

We expect each of the seven director nominees to be able to serve, if elected. If any nominee is not able to serve, ballots will be counted to determine the election of the remainder of those nominated.

Each director nominee so elected at the annual meeting will hold office for a period of one year and until his or her successor is duly elected and qualified.

Vote Required and Recommendation of Our Board of Directors

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the seven director nominees. You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees. A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Our board of directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

Current Management

The following table sets forth as of April 9, 2012, the name and age of, and position or positions held by, our executive officers and directors and nominees (*all of whom are incumbent directors) to be elected at the annual meeting and the employment background of these persons:

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Name	Age	Position(s)	Director Since	Employment Background
Ronald G. Stovash*	63	President, Chief Executive Officer, & Director	2011	Mr. Stovash was appointed as President and Chief Executive Officer and as a director on August 26, 2011. Mr. Stovash has spent over 40-year in the coal industry as a senior industry executive with experience in operations, engineering, marketing, transportation and corporate administration. Previously, he was a consultant from 2008-2011 and, from 2007-2008, the President and Chief Executive Officer of PinnOak Resources, LLC, a metallurgical coal mining company that was sold to Cliffs Natural Resources, Inc. in July 2007. Mr. Stovash spent virtually his entire career at CONSOL Energy (NYSE:CNX) and its predecessor companies, having joined the company’s Pittsburgh Coal Division in 1967 as an hourly employee while attending college and retiring as Senior Vice President of Coal Operations in 2008. He held several senior management positions at CONSOL, including Senior Vice President of Coal Operations, Senior Vice President of Planning and Administration, Senior Vice President of Operations Development, Senior Vice President of Central Appalachia Operations and Marketing, Vice-President of Marketing Services, Vice President of Northern West Virginia Operations, Vice President of Fairmont/Potomac Operations, Vice-President of Fairmont Operations and Vice President of Ohio Operations. Mr. Stovash is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers, the Society of Mining Engineering, a past member and Vice-Chairman of the Electrical Engineering Visiting Committee at the University of Pittsburgh, and past member of the Mining Engineering Visiting Committee at West Virginia University. He received a Bachelor of Science degree in Electrical Engineering from the University of Pittsburgh in 1970, a degree in Economic Evaluation and Decision Methods from the Colorado School of Mines in 1974, and a degree in Executive Management Program from the University of Illinois in 1984. He was elected Distinguished Alumni of the University of Pittsburgh Swanson School of Engineering in 2009. He is currently a member and Secretary-Treasurer of the Old Timers Club, a trade group composed of 30 current coal executives, 20 executives from manufacturers of mining equipment or associated businesses, and 30 retired coal executives. Mr. Stovash is also on the Board of Directors of Monongalia Health System and General Hospital, the West Virginia Public Theater and the Greater Morgantown Charitable Trust.

Barry G. Markowitz*	70	Chairman	2011	Mr. Markowitz was appointed one of our directors on March 3, 2011. Mr. Markowitz has been retired since 2004. From 1994 until 2004 he served as President of DTE Energy Services, a non-regulated subsidiary of a utility holding company located in Ann Arbor, Michigan, which built, owned and operated power plants, coke batteries, and energy projects throughout the U.S. He received an MBA from CCNY in 1966. Mr. Markowitz devotes between 25% and 50% of his time to our company.

James A. Flores	58	Chief Financial Officer	-	Mr. Flores has served as our Chief Financial Officer since May 1, 2011. Mr. Flores has 30 years of experience in financial services, including 17 years in the energy industry. Prior to joining CERX, he was Executive Vice President & Chief Financial Officer of Royal Coal Corp.(US), a publicly-held coal mining company headquartered in Hazard, Kentucky. Previously in his career, Mr. Flores served as CFO at Norwest Corporation, a coal-mining consulting firm, and Vice-President, Project Finance at MidAmerican Energy Holdings Company, Inc., a subsidiary of Berkshire Hathaway, Inc. He holds an MBA in Finance and Accounting from The Wharton School, University of Pennsylvania and a Bachelor of Arts degree from Princeton University.

Edward P. Mooney*	52	Director	2010	Mr. Mooney was elected as a director on May 6, 2010. Mr. Mooney is the President and sole managing member of LIFE Power & Fuels LLC, one of the Company’s largest stockholders. He served as the Chief Executive Officer of CCPF from May 2010 through August 2011. Mr. Mooney has over 20 years of experience in all aspects of corporate development for publicly-held and privately-held enterprises, including mergers and acquisitions, corporate finance, strategic planning, business development, investor relations, corporate communications and corporate governance. Over the past ten years, he has been an officer, director or advisor on five reverse mergers from start-up through initial acquisitions and recruitment of professional industry management teams. He has served as an advisor, consultant, board member and officer of numerous early-stage companies in numerous industry segments. He is also co-founder and chairman of the Global University for Lifelong Learning, a California not-for-profit organization focused on educational initiatives for developing nations. Mr. Mooney holds a Masters Degree in Education and a Bachelors Degree in Geography from the California State University System.

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Daniel F. Carlson*	44	Executive Vice-President, Treasurer, Secretary & Director	2010	Mr. Carlson served as our Chief Financial Officer from May 2010 until April 2011. He was appointed as Treasurer on May 6, 2010 and was appointed one of our directors on May 28, 2010. Mr. Carlson has also served as the Chief Financial Officer for LIFE Power & Fuels LLC, our majority stockholder, since 2009. Mr. Carlson served as a Managing Director of European American Equities, Inc., a registered broker-dealer, from January 2009 until June, 2010. Prior to joining European American Equities, Inc., Mr. Carlson was employed by Primary Capital from October 2006 until December 2008, as Head of Institutional Sales, where he focused on reverse merger and PIPE transactions in the United States for Chinese companies. Mr. Carlson currently serves on the board of directors of China Precision Steel, Inc., a NASDAQ-listed Chinese steel processor, and American Sands Energy Corp., an OTC listed oil sand company. Previously, Mr. Carlson was a Managing Director at BayStar Capital, a leading hedge fund in the PIPE space, where he was Head of Trading from 2004 through 2006; he was head of trading at both Husic Capital and Coyote Capital between 2002 and 2004; he was the Head of Trading/Analyst at Azure Capital Partners, a Venture Capital/Crossover fund investing in the technology industry from 2000 through 2002; and, from 1995 until 2000, he was a Senior Trader for RCM Capital Management, a 50+ billion dollar asset management firm, where he specialized in trading small cap securities. Mr. Carlson holds a Bachelor of Arts degree in Economics from Tufts University achieved in 1989.

James J. Wolff*	54	Director	2010	Mr. Wolff was appointed a director on May 28, 2010 and is also the head of the audit committee. Mr. Wolff has over 30 years of experience in the energy and transportation industries. He is the Chief Financial Officer of Bowie Resources, LLC, a coal mining company in Colorado, and the former Chief Financial Officer of U.S. Coal Corporation, a coal mining company with operations in the Central Appalachian region of the U.S. Previously, from 2006 to 2008, he was Executive Vice President and Chief Financial Officer of Energy Coal Resources, Inc., a $400 million natural resources company producing approximately 10 million tons of coal annually in Central Appalachia and Colorado. From 2003 to 2006, he provided independent financial advisory services to transportation and energy businesses. Previously, from 1992 to 2003, he held several positions with American Commercial Lines, LLC (“ACL”), including Senior Vice President of Finance and Administration and Chief Financial Officer and Chief Financial Officer of Danielson Holding Corporation. ACL was owned by CSX Corporation prior to 1998, publicly listed and backed by Citicorp Venture Capital from 1998-2002 and owned by Danielson Holding Company (AMEX: DHC) since 2002. Prior to ACL, from 1986 to 1992, Mr. Wolff was the Director of Financial Planning and a Financial Analyst with CSX Corporation and was a Manager of Planning and Evaluation with Texas Gas Exploration Corporation from 1979 to 1986. Mr. Wolff holds a Bachelor of Arts degree in Economics from the University of Texas.

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Peter B. Lilly*	63	Director	2011	Mr. Lilly was appointed a director on August 25, 2011. Mr. Lilly has over 30 years of experience in the coal industry. He retired in 2009 from CONSOL Energy, Inc., where he served as President of the Coal Group (2007-2009), Chief Operating Officer (2005-2007) and Chief Operating Officer of Coal (2002-2005). Previously, from 1998-2002, he was the President and Chief Executive Officer of Triton Coal Company LLC and Vulcan Coal Holdings LLC. From 1991-1998, he held various senior executive positions, including President and Chief Executive Officer, of Peabody Holding Company, Inc. and from 1980 to 1991, he held various senior executive positions, including President, with Kerr-McGee Coal Corporation. He began his coal career in 1977 with Emory Ayres Associates. Mr. Lilly received a Bachelor of Science degree n General Engineering and Applied Science from the U.S. Military Academy at West Point, NY and a MBA degree from Harvard University. From 1970 to 1975, he was a Captain in the U.S Army, where he earned a Bronze Star, Purple Heart and RVN Cross of Gallantry. Mr. Lilly currently sits on the Board of Oxford Resource Partners , LP and is a past board member of Penn Virginia Resources, LLC (Chairman), Penn Virginia Corporation, Peabody Holding Company, Inc., American Mining Congress, National Coal Association, National Mining Association (Chairman Safety Committee), The Bituminous Coal Operators Association, World Coal Institute, U.S. Chamber of Commerce, and Waterways Council, Inc.

William C. Gibbs*	54	Director	2011	Mr. Gibbs was appointed a director on March 3, 2011. Mr. Gibbs has over 20 years of experience in corporate management. He is the President and Chairman of GreenRiver Resources Corp., an energy technology company focused on the extraction of oil from tar sands. He has over 20 years of experience in corporate management, including corporate mergers, acquisitions and finance. Mr. Gibbs has served on the Boards of Directors of both public and private companies, and has structured and negotiated over $2 billion in financings and acquisitions. Mr. Gibbs also has extensive experience in out-sourcing agreements, operating agreements, management contracts, oil and gas leases and technology agreements. From 2002 to 2003, Mr. Gibbs was a consultant to private and public companies advising on legal and finance structures for various mergers and financings. From 2001 to 2002, he was CEO of Category 5 Technologies, a publicly-traded company providing proprietary Internet marketing tools. Previously, Mr. Gibbs was Managing Director of Maroon Bells Capital, L.L.C., a merchant banking firm specializing in emerging growth companies. Mr. Gibbs was also Vice President, Corporate Development for Evans & Sutherland Computer Corporation, an equity partner with the law firm of Snell & Wilmer (the largest law firm in the southwest), and a Staff Attorney for the United States Securities and Exchange Commission, Washington, D.C. Mr. Gibbs received his law degrees from Georgetown University (LLM, Securities Regulation), the University of Utah, and Magdalene College (Oxford University) (J.D.). He earned his undergraduate degree from the University of Utah in economics.

* Nominee for re-election at the 2012 annual shareholders meeting.

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Renee Grossman	44	Senior Vice-President of Finance	—	Ms. Grossman has more than 22 years of experience in investment banking, principal investing, strategic consulting and corporate finance. She has acquired, invested in, raised capital for and provided advisory services to companies across a broad range of industries, including energy, financial services, business services, communications, consumer and technology. Ms. Grossman is also a Director of Business Development of LIFE, the Company’s majority stockholder. From 2008 to 2010 she was a Managing Director of European American Equities, Inc. and from 2006 to 2007 she was an executive with Ladenburg Thalmann, RSG Capital LLC. In 1996 she formed Counsel Corporation and The Shattan Group. From 1993 to 1996 Ms. Grossman was a consultant for The Boston Consulting Group. Ms. Grossman received a MBA degree in 1993 and a Bachelor of Science in Economics degree, summa cum laude, in 1989, both from The Wharton School, University of Pennsylvania.

Carlos Soto	58	President, Colombia Clean Power S.A.S.	—	Mr. Soto has been the President of our Colombian subsidiary since January 2011. From April 2009 until December 2010 Mr. Soto, was the owner and managing director of CoalSupport SAS, a consulting firm in the international energy market which provided support services for the mining, transport and commercialization of coal, natural gas, and other fossil fuels. From 1981 until March 2009 he was employed as project manager by Carbones del Cerrejon LTD, the largest coal operator in Colombia owned by Anglo American, BHP Billiton and Xstrata. He was responsible for the development, conceptual engineering, detailed design and construction of special projects for the company. He received his MBA degree in finance and administration from the Universidad de Cartagena in 2009 and received his undergraduate degree in mining and metallurgical engineering from the Universidad Nacional de Colombia in 2004. Mr. Soto is a licensed Mining and Metallurgical Engineer in the Republic of Colombia.

Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by the Board of Directors. Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. Therefore, we have adopted the independence standards of the American Stock Exchange, now known as the NYSE Amex Equities, to determine the independence of our directors and those directors serving on our committees. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. Our board of directors has determined that Peter Lilly, James Wolff, and William C. Gibbs meet this standard, and therefore, would be considered to be independent.

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Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, except as follows: James J. Wolff, one of our directors, was the Chief Financial Officer of American Commercial Lines (“ACL”), a barge line operator, which filed Chapter 11 bankruptcy in 2003. In 2005, ACL emerged from two years of Chapter 11 bankruptcy protection under a reorganization plan.

We are not aware of any legal proceedings in which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our company, or security holder is a party adverse to us or our subsidiary or has a material interest adverse to us or our subsidiary.

Code of Ethics

We adopted a code of ethics in 2003 that applies to our officers, directors and employees.

Meetings and Committees of the Board of Directors

During 2011, the board of directors held 10 meetings and acted by unanimous written consent 11 times. Each of Messrs. Wolff, Mooney, Carlson, Markowitz and Gibbs attended at least 75% of the total number of meetings of the board of directors and committees (if any) on which he served that were held during 2011. Messrs. Stovash and Lilly attended at least 75% of the total meetings of the board of directors and committees, if any, during the portion of 2011 during which they served as directors. The annual meeting of shareholders was held on August 11, 2011 at which Messrs. Markowitz, Carlson, Gibbs, Mooney, and Carlson were the directors present. Ronald Stovash, who was not a director at the time, was also present.

The following chart sets forth the current membership of each board committee. The board of directors reviews and determines the membership of the committees at least annually.

Committee	Members
Audit Committee	James Wolff (Chairman)
William Gibbs
Daniel F. Carlson
Barry Markowitz

Compensation Committee	Daniel F. Carlson (Chairman)
James Wolff
William Gibbs
Barry Markowitz

Nominating and Governance Committee	William Gibbs (Chairman)
James Wolff
Daniel F. Carlson
Barry Markowitz

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

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Audit Committee

The Audit Committee is currently comprised of Messrs. Wolff, Gibbs, Carlson and Markowitz. Mr. Wolff is the Chairman of the Audit Committee. The Audit Committee assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements. The Audit Committee was first created on June 1, 2011.

Two of the members of the Audit Committee, Messrs. Gibbs and Wolff, are independent within the meaning of the rules and regulations of the SEC. In addition, Mr. Wolff is qualified as an audit committee financial expert under the regulations of the SEC.

A copy of the charter for the Audit Committee is available on the Company’s website at www.colombiaenergyresources.com.

Compensation Committee

We have a standing Compensation Committee currently comprised of Messrs. Carlson, Wolff, Gibbs, and Markowitz. Mr. Carlson is the Chairman of the Compensation Committee. The Compensation Committee represents our Company in reviewing and approving (subject to approval of the independent directors) the executive employment agreements with our Chief Executive Officer. The Compensation Committee also reviews and approves compensation arrangements for senior management. The Compensation Committee also administers the Company’s stock option and incentive plans, including our 2010 Equity Compensation Plan. Two of our Compensation Committee members, Messrs. Wolff and Gibbs, are independent within the meaning of the rules and regulations of the SEC. The Compensation Committee was first formed on June 1, 2011.

A copy of the charter for the Compensation Committee is available on the Company’s website at www.colombiaenergyresources.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Gibbs, Wolff, Carlson and Markowitz. Mr. Gibbs is the Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending qualified candidates to the board for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders at our annual meetings of stockholders. The Nominating and Governance Committee also advises and makes recommendations to the board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of the board of directors. Two of our Nominating and Governance Committee members, Messrs. Wolff and Gibbs, are independent within the meaning of the rules and regulations of the SEC. The Nominating and Governance Committee was first formed on June 1, 2011.

When considering the nomination of directors for election at an annual meeting of stockholders or, if applicable, a special meeting of stockholders, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the board of directors. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The Nominating and Corporate Governance Committee does not currently have a policy whereby it will consider recommendations from stockholders for its director nominees.

A copy of the charter for the Nominating and Governance Committee is available on the Company’s website at www.colombiaenergyresources.com.

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Board Leadership Structure and Role in Risk Oversight

In accordance with our Bylaws, the Board elects our officers, including our Chief Executive Officer, Chief Financial Officer, and such other officers as the Board may appoint from time to time. The Board has currently separated the positions of Chairman of the Board and Chief Executive Officer, and Barry Markowitz currently serves as our Chairman and Ronald Stovash currently serves as our Chief Executive Officer. The Board periodically considers whether changes to our overall leadership structure are appropriate.

Our Chairman is responsible for chairing meetings of the Board. In his absence, the Board may choose one of the Directors to chair the relevant meeting of the Board. Our Chairman is also responsible for chairing meetings of shareholders. In his absence, the Board may appoint one of the Directors to chair the relevant meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Our Chairman meets regularly with our Chief Financial Officer, and other senior officers to discuss strategy and risks facing our business. Senior management attends board meetings and is available to address any questions or concerns raised by our board of directors on risk management-related and any other matters. The Board receives presentations from senior management on strategic matters involving our operations and holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.

While the Board is ultimately responsible for risk oversight at our company, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk.

Communications by Stockholders with Directors

The Company encourages stockholder communications to our board of directors and/or individual directors. Stockholders who wish to communicate with our board of directors or an individual director should send their communications to the care of Daniel F. Carlson, Secretary, Colombia Energy Resources, Inc., One Embarcadero Center, suite 500, San Francisco, CA 94111. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. Mr. Carlson will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Carlson.

Director Attendance at Annual Meetings

We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. While all directors are encouraged to attend our annual meeting of stockholders, there is no formal policy as to their attendance at annual meetings of stockholders.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2011 and 2010.

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SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Total ($)
Ronald G. Stovash, CEO (2)	2011	124,153	-	54,929	179,083
	2010	-	-	-	-
Edward P. Mooney, CEO (2)	2011	44,282	50,000	25,549	119,831
	2010	21,000	35,000	102,199	158,199
Carlos Soto, President(3)	2011	257,326	-	127,747	385,073
	2010	21,630	-	-	21,630
James A. Flores, CFO	2011	231,588	-	174,879	406,467
	2010	-	-	-	-

(1)The estimated value of options awarded was determined in accordance with FASB ASC 718; see Note 1 in the footnotes to the Consolidated Financial Statements included in the Form 10-K for the year ended December 31, 2011. Amounts reported do not reflect amounts actually received by the officer.

(2)Mr. Mooney served as our Chief Executive Officer from May 6, 2010 until August 22, 2011, at which time Ronald Stovash was appointed as our Chief Executive Officer and has served as such until the present time.

(3)Mr. Soto serves as the President of our Colombian subsidiary.

On August 22, 2011, our Compensation Committee approved, and our independent directors ratified, an employment agreement with Ronald G. Stovash who was appointed as our Chief Executive Officer, President, and director. We also entered into a full-time employment agreement with Mr. Stovash effective August 28, 2011. The agreement will continue until terminated by either party as provided in the agreement. The agreement provides for a base salary of $360,000 per annum and a signing bonus of 500,000 five-year options exercisable at $2.50 per share for the first 250,000 shares and $5.00 for the remaining 250,000 shares. The options will vest as follows: 25% upon execution of the employment agreement and 25% per year on the three anniversaries of the effective date of the employment agreement. Mr. Stovash will also receive annual base salary increases of a minimum of 10% for each of the periods ending December 31, 2012, 2013 and 2014. He will also be eligible for performance bonuses targeted to be a minimum of 100% of his then applicable base salary. We will also provide or reimburse him for a $2,000,000 life insurance policy. We have also agreed to provide Mr. Stovash with the use of an apartment in Bogota, Colombia, at no additional cost. In the event the employment agreement is terminated without cause by us or upon good reason by him, we have agreed to continue to pay his base salary and prorated performance bonus for a period of 18 months. In the event the agreement is so terminated after a change of control, the severance payment will be paid within 30 days of his termination.

On August 3, 2010, we entered into an employment agreement with Edward P. Mooney to act as our President and Chief Executive Officer, which agreement was amended and restated in January 2011. The employment agreement was effective as of July 1, 2010, and had an initial two-year term. Under the amended employment agreement, we paid Mr. Mooney an annual base salary of $48,000. In addition, at the discretion of our board of directors, Mr. Mooney was eligible to receive an annual cash bonus of up a minimum of 50% and a maximum of 100% of his the then applicable base salary. For the year ended December 31, 2010, we paid Mr. Mooney a cash bonus of $35,000. The employment agreement was effective from July 1, 2010, through August 31, 2011, at which time we entered into a consulting agreement with Mr. Mooney effective September 1, 2011. Under the consulting agreement we paid Mr. Mooney $2,500 per month for consulting services and $1,500 per month for services as a director of the Company. The consulting agreement was terminated by mutual consent effective December 31, 2011, in order to permit Mr. Carlson to participate in the new director compensation plan adopted on December 28, 2011.

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Equity Awards

OUTSTANDING EQUITY AWARDS

As at December 31, 2011

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ronald G. Stovash	62,500	-	2.50	08/26/16
	62,500	-	5.00	08/26/16
	-	187,500	2.50	08/26/16
	-	187,500	5.00	08/26/16
Edward P. Mooney	12,500	-	2.50	12/28/15
	12,500	-	5.00	12/28/15
	-	37,500	2.50	12/28/15
	-	37,500	5.00	12/28/15
Carlos Soto	125,000		2.50	12/28/15
	125,000		5.00	12/28/15
	-	125,000	2.50	12/28/15
	-	125,000	5.00	12/28/15
James A. Flores	50,000	-	2.50	04/13/16
	50,000	-	5.00	04/13/16
	-	150,000	2.50	04/13/16
	-	150,000	5.00	04/13/16

On May 12, 2010, our Board of Directors adopted, and our shareholders approved, our 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan was amended on August 31, 2011 and January 31, 2012. The following summary briefly describes the material features of the plan:

Shares Available

Our 2010 Equity Incentive Plan authorizes 6,133,334 additional shares of our common stock for issuance under the plan. In the event of any change in the number of our shares outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of our common stock with respect to which the Board of Directors may grant options, SARs, shares of restricted stock, RSU, and stock bonuses, appropriate adjustments will be made to the shares subject to the Incentive Plan and to any outstanding awards. Shares available for awards under the Incentive Plan may be either newly-issued shares or treasury shares. If an award or portion thereof will expire or terminate for any reason without having been exercised in full, the unexercised shares covered by the award will be available for future grants of awards under the Incentive Plan.

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Administration

The Incentive Plan will be administered by the compensation committee of the Board of Directors, or if a compensation committee is not appointed or unable to act, then the entire Board of Directors. The committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Incentive Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Incentive Plan, the committee determines the persons to whom grants of options, SARs and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the committee determines whether the option is an incentive stock option or a non-statutory stock option, the option’s term, vesting and exercisability, the amount and type of consideration to be paid to us upon the option’s exercise and the other terms and conditions of the grant. The committee will have the full authority and discretion to interpret and construe any provision of the Incentive Plan and the terms of any award issued under the Incentive Plan. All determinations of the committee are final and binding on all parties having an interest in the Incentive Plan or in any award made under the Incentive Plan. The costs and expenses of administering the Incentive Plan are borne by us. We have not yet formed the compensation committee to administer the Incentive Plan and therefore our Board of Directors will act as plan administrator of the Incentive Plan.

Eligibility

Eligible individuals include our employees, officers and directors of our company or any subsidiary of our company or consultants to our company or any subsidiary of our company, in each case who are responsible for the management, growth and protection of the business of our company; provided, however, that only employees of our company or any subsidiary of the company will be eligible to receive incentive awards consisting of incentive stock options.

Stock Options and SARs

Under the Incentive Plan, the plan administrator is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. SARs may be granted either alone or in tandem with stock options (or on a stand-alone basis). A SAR entitles the participant to receive a cash payment equal to the excess, if any, of the fair market value of a share on the exercise date over the exercise price of the SAR. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will be made available for future awards. The plan administrator, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the Incentive Plan, including the grant date, option or exercise price (which, in no event, will be less than the par value of a share), the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Incentive Plan, all of which will be evidenced in an individual award agreement between us and the participant.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the date of the option’s grant and the term of any such option will expire not later than the tenth anniversary of the date of the option’s grant. In addition, the per share exercise price of any incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a share of common stock on the date of grant and such option will expire not later than the fifth anniversary of the date of the option’s grant.

Options and SARs granted under the Incentive Plan become exercisable at such times as may be specified by the plan administrator. In general, options and SARs granted to participants become exercisable in four equal annual installments, subject to the optionee’s continued employment or service with our company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

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Each option will be exercisable on such date or dates, during such period, and for such number of shares of common stock as shall be determined by the plan administrator on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options and SARs granted under the Incentive Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option or SAR awards that were exercisable at the time of such termination will remain exercisable until the expiration of their term. In the case of any other termination, the portion of his or her option or SAR awards that were exercisable at the time of such termination may be exercised for 90 days from the date of termination.

Restricted Stock

Under the Incentive Plan, the plan administrator is also authorized to make awards of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the plan administrator, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of common stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the plan administrator imposes consistent with the provisions of the Incentive Plan. The plan administrator also determines the amount, if any, that the participant will pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of common stock subject to the award will be re-issued to the participant without such legend.

The plan Administrator may impose such restrictions or conditions, to the vesting of such shares as it, in its absolute discretion, deems appropriate. Prior to the vesting of a share of restricted stock granted under the plan, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the plan administrator may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited.

In the event that the employment of a participant with us terminates for any reason other than for cause, as such term is defined in the Incentive Plan, prior to the vesting of shares of restricted stock granted to such participant, the restricted stock will be forfeited on the date of such termination; provided, however, that the plan administrator may, in its sole and absolute discretion, vest the in participant all or any portion of shares of restricted stock which would otherwise be forfeited. In the event of the termination of a participant’s employment for cause, all shares of restricted stock granted to such participant which have not vested as of the date of such termination will immediately be forfeited.

Restricted Stock Units (RSU)

Under the Incentive Plan, the plan administrator is also authorized to grant awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such award vests (“Restricted Stock Units” or “RSU”). The plan administrator shall determine the terms and conditions of awards of Restricted Stock Units, including, but not limited to, the conditions for vesting, restrictions on transfer prior to vesting, payment of withholding taxes, and effect of termination of employment.

Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall, as determined by the Committee, be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Committee may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

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A Participant shall have no voting rights with respect to any Restricted Stock Units. The award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

Stock Bonus

Under the Incentive Plan, the plan administrator is also authorized to grant other bonuses payable in shares of common stock in such amounts as it shall determine from time to time. A stock bonus will be paid at such time and subject to such conditions as the plan administrator will determine at the time of the grant of the stock bonus. Certificates for shares of the common stock granted as a stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which the stock bonus is required to be paid.

Fair Market Value

Under the Incentive Plan, fair market value means the fair market value of the shares based upon either the closing selling price of a share of our common stock as quoted on the principal national securities exchange on which the stock is traded, if the stock is then traded on a national securities exchange, or the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange.

Transferability Restrictions

Generally and unless otherwise provided in an award agreement, shares or rights subject to an award cannot be assigned or transferred other than by will or by the laws of descent and distribution and awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the plan administrator, in its sole discretion, transfer an award, or any portion thereof, to one or more of the participant’s spouse, children or grandchildren, or may designate in writing a beneficiary to exercise an award after his or her death.

Termination or Amendment of the Incentive Plan

Unless sooner terminated, no awards may be granted under the Incentive Plan after May 12, 2020. The Board of Directors may amend or terminate the Incentive Plan at any time, but the Board of Directors may not, without stockholder approval, amend the Incentive Plan to increase the total number of shares of common stock reserved for issuance of awards. In addition, any amendment or modification of the Incentive Plan will be subject to stockholder approval as required by any securities exchange on which common stock is listed. No amendment or termination may deprive any participant of any rights under awards previously made under the Incentive Plan.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2011:

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Barry G. Markowitz	168,750	81,748	250,498
James J. Wolff	18,000	939	18,939
Peter B. Lilly	12,000	6,992	18,992
William C. Gibbs	13,500	20,436	33,936
Daniel F. Carlson	96,831	25,549	122,381
(1)The estimated value of options awarded was determined in accordance with FASB ASC 718; see Note 1 in the footnotes to the Consolidated Financial Statements included in the Form 10-K for the year ended December 31, 2011. Amounts reported do not reflect amounts actually received by the director.

We have no arrangements or plans pursuant to which, or that provide for, pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our or executive officers.

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. For 2011 we paid each of Mr. Wolff and Mr. Gibbs $1,500 per month for attending board meetings and performing his other duties as a director.

Pursuant to the terms of a letter agreement dated February 24, 2011, between us and Barry Markowitz who was appointed a director on March 3, 2011, we paid him annual compensation during 2011 of $75,000 commencing June 1, 2011. We also agreed to pay him additional cash compensation of $12,500 per month during 2011 for additional duties as a director, including chairing a special committee of the board to further refine the company’s facility strategy for oversight on facility, plant, and equipment development and negotiations of key supplier engineering and contractor agreements and staffing initiatives. This compensation arrangement was terminated by mutual consent effective December 31, 2011, in order to permit Mr. Markowitz to participate in the new director compensation plan adopted on December 28, 2011. Further, we granted to Mr. Markowitz ten-year options to purchase 200,000 shares of our common stock at $2.50 per share. The options will vest as follows: 25% immediately and 25% on each anniversary of the original grant date thereof.

Effective August 25, 2011, Mr. Lilly was appointed as a director. During 2011 we paid him annual cash compensation of $48,000 for service on the Board. The arrangement was terminated by mutual consent effective December 31, 2011, in order to permit Mr. Lilly to participate in the new director compensation plan adopted on December 28, 2011. We also granted him 50,000 five-year options exercisable at $2.50 per share. The options will vest as follows: 25% immediately and 25% per year on the next three anniversaries of the effective date of the employment agreement.

We have no pension or compensatory plans or other arrangements that provide for compensation to our directors in the event of a change in control of our company.

On December 28, 2011, the board of directors adopted a compensation plan for non-employee directors of the Company beginning January 1, 2012, for all services as a director, including attendance at meetings of the board of directors, or service on a committee. Under the plan directors would receive cash compensation of $4,000 per month and $6,250 per month for the Chairman. In addition, each non-employee board member would receive $100,000 of restricted stock in the form of restricted stock units (“RSUs”) for each year of service based upon the fair market value of the stock on the grant date. The RSUs would be granted on the date of the annual meeting of shareholders. The vesting period for the restricted stock units would expire at end of the director’s term which would normally be the next annual meeting of shareholders. If the director resigns for cause or is removed for cause before the end of his or her term, the RSUs would lapse. However, if the director resigns for health or other appropriate reasons, his or her RSUs would vest immediately. The director would not be permitted to sell the vested shares until he or she is no longer a director. Compensation awards for 2012 were granted on January 1, 2012, set at $50,000 for the remaining term until the next annual meeting of shareholders. The directors eligible to participate in the new plan and who received awards as of January 1, 2011, were Edward P. Mooney, Daniel F. Carlson, William C. Gibbs, Barry G. Markowitz, Peter B. Lilly, and James J. Wolf. Our remaining director, Ronald G. Stovash, who is an employee, is not eligible to participate in the plan.

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Directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at meetings of the board of directors or any committee, or for other services related to service as a director.

On August 3, 2010, we entered into an employment agreement with Daniel F. Carlson to act as our Chief Financial Officer. He served as CFO until May 1, 2011. The employment agreement was effective from July 1, 2010, through May 31, 2011, at which time we entered into a consulting agreement with Mr. Carlson effective June 1, 2011. Under the employment agreement, we agreed to pay Mr. Carlson an annual base salary of $42,000. In addition, at the discretion of our board of directors, Mr. Carlson was eligible to receive an annual cash bonus of up to $50,000. For the year ended December 31, 2010, we paid Mr. Carlson a cash bonus of $30,000. The consulting agreement was terminated by mutual consent effective December 31, 2011, in order to permit Mr. Carlson to participate in the new director compensation plan adopted on December 28, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of April 2, 2012, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner Percentage of Ownership	Amount and Nature of Beneficial Ownership(1)		Percentage of Ownership(2)

Ronald G. Stovash
16496 Felicita Court Naples, FL 34110-3267	187,600	(3)	*

Edward P. Mooney 4265 San Felipe St. Suite 1100 Houston, TX 77027	12,477,461	(4)	52.14%

Barry G. Markowitz 14207 East Lowden Ct. Scottsdale, AZ 85262	145,700	(5)	*

Daniel F. Carlson 4265 San Felipe St. Suite 1100 Houston, TX 77027	495,934	(7)	2.08%

James J. Wolff 140 Sagamore Rd. Louisville, KY 40207	95,700	(8)	*

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William C. Gibbs 2610 Hillsden Dr. Holladay, UT 84117	74,449	(9)	*

Peter B. Lilly 4501 Gulf Shore Blvd. N. Aria 1203 Naples, FL 34103	48,200	(10)	*

James A. Flores Calle 89, 18-35, Apt 804 Bogotá, Colombia	107,567	(6)	*

Carlos Soto Calle 90 # 19-41 Of. 901 Quantum Business Center Bogotá D.C., Colombia	255,000	(17)	1.06%

Executive Officers and Directors as a Group (10 Persons)	14,561,246		58.95%

LIFE Power and Fuels LLC(11) 4265 San Felipe St. Suite 1100 Houston, TX 77027	11,942,279	(12)	50.07%

Steelhead Navigator Master, L.P.(13) 333 108th Avenue NE Bellevue, WA 98004	13,337,633	(14)	39.53%

Odyssey Reinsurance Company(15) 300 First Stamford Pl. Stamford, CN 06902	4,067,150	(16)	15.05%

 *Less than 1%.

(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this table.

(2) Percentage based on 23,807,776 shares of common stock outstanding as of April 2, 2012.

(3) Represents 137,600 shares issuable upon exercise of vested options. Also includes 50,000 shares owned of record by Ashdale Associates, LLC, of which Mr. Stovash is a 1/3 owner.

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(4) Includes 50,000 shares issuable upon exercise of vested options and 34,800 shares issuable upon exercise of warrants, and 40,000 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares. Also includes 11,899,479 shares owned of record by LIFE Power and Fuels, Inc. which are also included in this table as beneficially owned by that company. Mr. Mooney and this entity have shared power to vote and direct the disposition of, and therefore jointly beneficially own, these shares. Mr. Mooney disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 417,482 shares held of record by the Edward P. Mooney and Theresa M. Mooney Revocable Living Trust. Mr. Mooney has the sole power to vote and direct the disposition of the shares owned by the trust. Also includes 35,700 Restricted Stock Units.

(5) Represents 100,000 shares issuable upon exercise of vested options. Also includes 35,700 Restricted Stock Units.

(6) Represents 107,567 shares issuable upon exercise of vested options.

(7) Includes 50,000 shares issuable upon exercise of vested options. Also includes 35,700 Restricted Stock Units.

(8) Includes 60,000 shares issuable upon exercise of vested options. Also includes 35,700 Restricted Stock Units.

(9) Includes 25,000 shares issuable upon exercise of vested options. Also includes 35,700 Restricted Stock Units.

(10) Includes 12,500 shares issuable upon exercise of vested options. Also includes 35,700 Restricted Stock Units.

(11) As the sole managing member of this entity, Mr. Mooney has sole voting and dispositive power over these shares.

(12) Includes 34,800 shares issuable upon exercise of outstanding warrants and 40,000 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares.

(13) Steelhead Partners, LLC, as the investment manager of Steelhead Navigator Master, L.P. and the sole member of Steelhead Navigator’s general partner, and James Michael Johnston and Brian Katz Klein, as the member-managers of Steelhead Partners, may be deemed to beneficially own the shares owned by Steelhead Navigator in that they may be deemed to have the power to direct the voting or disposition of the shares. Steelhead Partners, Mr. Johnston and Mr. Klein disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

(14) Includes 9,300,000 shares issuable upon conversion of 1,860,000 shares of Series A Preferred Stock and 630,000 shares issuable upon exercise of warrants.

(15) V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, and Fairfax Financial Holdings Limited share voting and dispositive power over these shares with Odyssey Reinsurance Company but disclaim beneficial ownership as to such securities for any other purpose.

(16) Includes 3,000,000 shares issuable upon conversion of 600,000 shares of Series A Preferred Stock and 210,000 shares issuable upon exercise of warrants.

(17) Includes 250,000 shares issuable upon exercise of vested options.

Securities Authorized for Issuance under Equity Compensation Plan

The following table sets forth as of December 31, 2011, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	3,938,334	(1)	$1.00	2,241,666	(2)
Equity compensation plans not approved by security holders	0		—	0
Total	3,938,334			2,241,666

(1)	Represents options granted under our 2010 Equity Incentive Plan.
(2)	Represents shares available for future issuance under the 2010 Plan.

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Change of Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of our Common Stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

The following table identifies each person who, at any time during the fiscal year ended December 31, 2011, was a director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

		Number of
		Transactions Not
	Number of Late	Reported on a	Reports Not
Name	Reports	Timely Basis	Filed
Life Power & Fuels LLC	2	2	0
Edward P. Mooney	4	4	0
William C. Gibbs	1	1	0
Odyssey America Reinsurance Corp.	1	1	0
Steelhead Partners LLC	1	1	0
Graham Chapman	1	1	0
Steelhead Navigator Master, L.P.	1	1	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LIFE Power & Fuels Management and Services Agreement

On August 3, 2010, we entered into a Management and Services Agreement with LIFE Power & Fuels LLC, a Delaware limited liability company and one of our principal shareholders, pursuant to which LIFE agreed to provide certain corporate, financial, and merger and acquisition advisory services and assistance with securing equipment leases and other equipment financing. In exchange for its services, LIFE is entitled to receive a monthly fee equal to the lesser of 1% of our gross coal sales or $2 per ton of coal sold by us; provided, however, that such monthly fee shall not be less than $25,000. The term of the Management Agreement is initially 36 months, but the agreement shall automatically renew for successive 12-month periods unless it is terminated by either party in writing. Upon termination, and for a period of five years thereafter, LIFE will continue to be entitled to receive an amount equal to the lesser of 1% of our gross coal sales or $2 per ton of coal sold by us from all mines and coking facilities on concessions acquired or coke projects initiated during the term of the Management Agreement. During the initial term of this agreement, we have agreed to pay a minimum of $900,000 to LIFE. At the time of the transaction, LIFE beneficially owned in excess of 5% of our outstanding common stock. Edward P. Mooney, one of our directors and our President and Chief Executive Officer, and Daniel F. Carlson, one of our directors and our Chief Financial Officer, also serve as the managing member and chief financial officer, respectively, of LIFE.

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Repurchase Agreement

On June 10, 2010, we entered into a Stock Repurchase Agreement with Latin-American Fuels Corporation, a British Virgin Islands corporation, and Fernando Torres Casas, the president and principal shareholder of that company, who were at the time of the transaction and currently are joint beneficial owners of in excess of 5% of our outstanding common stock at the time of the transaction. Under the terms of the agreement, we have the option, but not the obligation, to repurchase up to 2,400,000 shares owned by Latin-American Fuels under certain conditions. After June 10, 2011, and before June 10, 2012, we have the right to repurchase up to 1,200,000, and after June 10, 2012, we have no further right to repurchase any of these shares. Latin-American Fuels does not have the right to transfer any shares for which we have repurchase rights. If we were to employ Mr. Casas and then terminate him or if he were to terminate any employment with us without good reason, the shares which are then subject to repurchase will be forfeited by Latin-American Fuels to us without further consideration. In the event we were to terminate him without cause or if Mr. Casas were to terminate his employment for good reason, we have the right to repurchase the shares at fair market value as of the date of termination. Our option to repurchase the shares expires 30 days after termination of Mr. Casas as an employee. Mr. Casas is currently not an employee of our company.

Options Granted to Management

On December 28, 2010 our board of directors granted 250,000 options exercisable at $2.50 per share and 250,000 options exercisable at $5.00 per share to Carlos Soto, President of our Colombian subsidiary. We also granted 50,000 options exercisable at $2.50 per share and 50,000 options exercisable at $5.00 per share to each of Edward P. Mooney, a director and principal shareholder, Daniel Carlson, our Executive Vice President and a director, and Graham Chapman, our former Chief Operating Officer. Each option was granted for a period of five years and is subject to the following vesting schedule: 25% immediately and 25% on each anniversary of the grant for three years. The options were granted under our 2010 Equity Compensation Plan.

Effective August 23, 2011, we granted options to Mr. Stovash to purchase up to 500,000 shares of our common stock as a signing bonus for entering into the employment agreement with us. The options were granted under our 2010 Equity Incentive Plan.

Parent

LIFE Power & Fuels LLC which beneficially owns approximately 27% of our outstanding stock, is deemed a parent of our company by virtue of the ownership interest of our company.

CFO

Effective May 1, 2011 we entered into a full-time employment agreement with James A. Flores to act as our Chief Financial Officer. The agreement is for an initial period of one year after which we can terminate his employment at will. The agreement provides for a base salary of $250,000 and a signing bonus of 400,000 five-year options exercisable at $2.50 per share for 200,000 of the options and at $5.00 for the remaining options. The options will vest as follows: 25% upon execution of the agreement and 25% on the three anniversaries of the signing of the employment agreement. Mr. Flores also receives housing and moving allowances to provide services under the agreement in Bogota, Republic of Colombia. During 2011, we paid $171,667 to Mr. Flores for his base salary and $59,921 for his housing allowance.

Offerings

On June 9, 2010, we issued to various investors in a private placement (i) $500,000 in aggregate principal amount of 10% convertible notes, and (ii) five-year warrants to purchase 200,000 shares of common stock at an exercise price of $0.01 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act. Steelhead Navigator Master, LP, a current 5% beneficial shareholder of the Company, purchased 1,200,000 warrants and $3,000,000 notes.

On June 1, 2011, pursuant to the terms of the Purchase Agreement, the Company completed the first closing of a private placement of a minimum of 200 units and a maximum of 300 units (the “Units”) for a purchase price of $100,000 per Unit (for aggregate proceeds of a minimum of $20,000,000 and up to $30,000,000). Each Unit consists of (i) 10,000 shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), which shares initially are convertible into an aggregate of 50,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at any time and which shares shall have the voting power and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Company’s Amended Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada, and (ii) a five-year stock purchase warrant (a “Warrant”) entitling the holder thereof to purchase 3,500 shares of Common Stock for $.001 per share, subject to adjustment. Steelhead Navigator Master, LP and Odyssey Reinsurance Company, both current 5% beneficial shareholders received 630,000 and 210,000 Warrants and 1,800,000 and 600,000 Series A Preferred Stock, respectively.

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PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Burr Pilger Mayer, Inc. audited our consolidated financial statements for the year ended December 31, 2011. Burr Pilger Mayer, Inc. has served as our independent registered public accounting firm since June 8, 2010, following the dismissal of Pritchett, Siler & Hardy, P.C. As such, we had no disagreements with Burr Pilger Mayer, Inc. on accounting and financial disclosures. Burr Pilger Mayer, Inc.’s work on our audit for 2011 was performed by full time, permanent employees and partners of Burr Pilger Mayer, Inc. The audit committee has appointed Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2012.

While we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders for ratification, our board of directors is doing so, based upon the recommendation of the audit committee, as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain Burr Pilger Mayer, Inc., and may retain that firm or another without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of us and our stockholders.

Representatives of Burr Pilger Mayer, Inc. are not expected to be present at the annual meeting.

Change of Accountants

On June 8, 2010, our board of directors recommended and approved the dismissal of Pritchett, Siler & Hardy, P.C., as our independent auditor effective as of that date. The reports of this firm on our financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2009 and 2008 contained going concern qualifications because we had incurred losses since our inception and we had, at the date of such reports, current liabilities in excess of current assets.

During our fiscal years ended 2009 and 2008 and during the subsequent interim period through the date of the report on Form 8-K filed with the Commission on June 10, 2010, there were no disagreements with this firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pritchett, Siler & hardy, P.C., would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred.

On June 8, 2010, we engaged Burr Pilger Mayer, Inc., an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our new independent registered public accountant to audit our financial statements for the year ended December 31, 2010. The decision to change our independent registered public accounting firm was ratified by our board of directors on June 8, 2010. During the fiscal years ended 2009 and 2008 and through the date of the Form 8-K report filed with the Commission on June 10, 2010, neither we nor anyone acting on our behalf consulted Burr Pilger Mayer, Inc. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Burr Pilger Mayer, Inc. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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We furnished Pritchett, Siler & Hardy, P.C. with a copy of the disclosure in this section on June 8, 2010, providing them with the opportunity to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us above in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Pritchett, Siler & Hardy, P.C. dated June 9, 2010, was filed as Exhibit 16.1 to our report on Form 8-K filed with the Commission on June 10, 2010.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2012.

Our board of directors unanimously recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2011. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Effective June 1, 2011, the Audit Committee oversees our financial reporting process on behalf of the board of directors; prior to this date, the function of the audit committee was fulfilled by the full board. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the board has reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The board also has reviewed and discussed with our independent registered public accounting firm, Burr Pilger Mayer, Inc., which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the board has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. its independence.

Based on the considerations and discussions referred to above, the board of directors approved the audited consolidated financial statements for 2011 and their inclusion in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. This report is provided by the following directors, who comprise the audit committee:

James Wolff, Chairman

William Gibbs

Barry Markowitz

Daniel F. Carlson

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID

Audit fees are comprised of amounts billed for the audit of our annual financial statements, review of our quarterly financial statements and other fees that are normally provided in connection with statutory and regulatory filings or engagements. The aggregate audit fees billed by our independent registered public accounting firms, Burr Pilger Mayer, Inc. for the year ended December 31, 2011, and the period from June 2010 to December 31, 2010, and Pritchett, Siler & Hardy, P.C, for the period from January 1, 2010 to May 2010, were as follows:

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Fiscal Year	Amount
2011	$211,081
2010	$72,314

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

Audit related fees are comprised of amounts billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, other than those previously reported as audit fees. We were not billed any such fees.

Tax fees are comprised of amounts billed for the preparation of our federal and state tax returns. We were not billed any such fees.

All other fees represent amounts billed for products or services provided by our independent registered public accounting firm, of which there were none. We were not billed any such fees.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee of the board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, is being mailed to each shareholder of record on April 18, 2012, with this Information Statement.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF CERX STOCKHOLDERS

Stockholders may present proper proposals for inclusion in the Company’s information statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion for the 2012 annual stockholders’ meeting, stockholder proposals must be received by the Company no later than December 18, 2012.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

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SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the information statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth below. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify the Company at the address or phone number set forth above.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this information statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

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